Exhibit 3.2


                          BY-LAWS

                             OF

                 UNION CARBIDE CORPORATION


                         As Adopted

                       April 26, 1994

                          Amended

                      December 3, 1996

                          Amended

                      September 22, 1999



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                     TABLE OF CONTENTS


                                                      Page


ARTICLE I      STOCKHOLDERS
         Section    1 - Annual Meetings.............    1
                    2 - Special Meetings............    1
                    3 - Time and Place of Meetings..    1
                    4 - Notice of Meetings..........    1
                    5 - Quorum......................    1
                    6 - Required Vote...............    1
                    7 - Record Date.................    2
                    8 - Organization................    2
                    9 - Procedure...................    2
                   10 - Adjournments................    2
                   11 - Notice of Stockholder
                         Business and Nominations...    2


ARTICLE II     BOARD OF DIRECTORS
         Section 1 - General Powers.................    6
                 2 - Number of Directors............    6
                 3 - Term of Office.................    6
                 4 - Vacancies......................    6
                 5 - Regular Meetings...............    6
                 6 - Special Meetings...............    6
                 7 - Notice of Meetings.............    7
                 8 - Quorum and Manner
                      of Acting.....................    7
                 9 - Action by Communications
                      Equipment.....................    7
                10 - Action by Consent..............    7
                11 - Organization...................    7
                12 - Compensation...................    8

ARTICLE III    COMMITTEES
         Section 1 - Executive Committee............    8
                 2 - Other Committees...............    8
                 3 - Quorum and Manner
                      of Acting.....................    8
                 4 - Procedure......................    9
                 5 - Changes in Committees..........    9



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                     TABLE OF CONTENTS


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ARTICLE IV     OFFICERS
         Section 1 - Number.........................    9
                 2 - Election and Term of
                      Office........................    9
                 3 - Removal and Vacancies..........    9
                 4 - Subordinate and Assistant
                      Officers......................    9
                 5 - Duties.........................   10

ARTICLE V      INDEMNIFICATION......................   10

ARTICLE VI     MISCELLANEOUS PROVISIONS
         Section 1 - Transfer of Shares.............   11
                 2 - Regulations as to Stock
                      Certificates..................   12
                 3 - Stockholder Inspection
                      Rights........................   12
                 4 - Corporate Seal.................   12
                 5 - Definitions....................   12

ARTICLE VII    AMENDMENTS...........................   13




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                          BY-LAWS
                             of
                  UNION CARBIDE CORPORATION



                         ARTICLE I

                        Stockholders

     Section 1. Annual Meetings. The annual meeting of stockholders for the election of directors and other purposes shall be held at such place, date and hour as shall be designated in the notice of meeting approved by the Board.

     Section 2. Special Meetings. A special meeting of stockholders may be called at any time by the Board, the Chairman, a President or a Vice-Chairman.

     Section 3. Time and Place of Meetings. Each meeting of stockholders shall be held at such time and in such place within or without the State of New York as the Board may determine.

     Section 4. Notice of Meetings. Not less than 10 or more than 60 days before the date of each meeting of stockholders, notice of the meeting shall be given in the manner prescribed by law to each stockholder entitled to vote thereat.

     Section 5. Quorum. Except as otherwise required by law, at each meeting of stockholders, holders of at least a majority of the outstanding shares of stock entitled to vote at the meeting shall be present in person or by proxy to constitute a quorum for the transaction of business.

     Section 6. Required Vote. At each meeting of stockholders for the election of directors at which a quorum is present, the candidates, up to the number of directors to be elected, shall be elected who receive a plurality of the votes cast at the meeting by the holders of shares entitled to vote in the election.



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     Except as otherwise required by law, at each meeting of
stockholders at which a quorum is present, all other matters shall be decided by a majority of the votes cast at the meeting by the holders of shares entitled to vote thereon.

     Section 7. Record Date. The Board may prescribe a day and hour not more than 60 or less than 10 days before the date of a meeting of stockholders for the purpose of determining the stockholders entitled to notice of or to vote at such meeting or any adjournment thereof.

     Section 8. Organization. At each meeting of stockholders, one of the following shall act as chairman of the meeting and shall preside thereat, in the following order of precedence:

          (a)  the Chairman;
          (b)  any President;
          (c)  any Vice-Chairman or Vice-President
               designated by the Board; or
          (d) any person designated by a majority vote of the stockholders present in person or by proxy.

     Section 9. Procedure. At each meeting of stockholders, the chairman of the meeting shall determine the order of business and all other matters of procedure. He may establish rules to maintain order and for the conduct of the meeting.

     The Board in advance of every meeting of stockholders shall appoint one or more inspectors of election to act at the meeting.

     Section 10. Adjournments. A meeting of stockholders may be adjourned from time to time and place to place until a quorum is present or until its business is completed.

     Section 11.    Notice of Stockholder Business and
                     Nominations.

          (a)  Annual Meetings of Stockholders.


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               (i)  Nominations of persons for election as
directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board or (C) by any stockholder who was a stockholder of record at the time of giving of notice provided for in this By-law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-law.

               (ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this By-law, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder (including



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such person's written consent to being named in the proxy
statement as a nominee and to serving as a director if elected);
(B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

               (iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this By-law, in the event that the number of directors to be elected to the Board is increased and the public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board occurs less than 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made.

          (b)  Special Meetings of Stockholders.

           Nominations of persons for election as directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-law, who shall be entitled to vote at the meeting and who complies with the



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notice procedures set forth in this By-law.  In the event the
Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as are specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(ii) of this By-law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

          (c)  General.

               (i) Only such persons who are nominated in accordance with the procedures set forth in this By-law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-law and, if any proposed nomination or business is not in compliance with this By-law, to declare that such defective proposal or nomination shall be disregarded.

               (ii) For purposes of this By-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

               (iii) Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply



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with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors under the circumstances specified by the terms of such Preferred Stock.





                         ARTICLE II

                     Board of Directors

     Section 1. General Powers. The business of the Corporation shall be managed under the direction of the Board.

     Section 2. Number of Directors. The number of directors shall be fixed and may from time to time be increased or decreased by vote of a majority of the entire Board, but in no event shall the number of directors be less than three or more than 19. Each director shall be a stockholder.

     Section 3. Term of Office. Each director shall hold office until the next annual meeting of stockholders and until his successor has been elected and qualified.

     Section 4. Vacancies. Except as otherwise required by law, any vacancy occurring in the Board, and any newly created directorship resulting from an increase in the number of directors, may be filed by the Board.

     Section 5. Regular Meetings. Regular meetings of the Board shall be held at such times and places within or without the State of New York as the Board may determine.

     Section 6. Special Meetings. A special meeting of the Board may be called at any time by the Chairman, a President, a Vice-Chairman or any three directors and shall be held at such time and place as shall be designed in the notice of meeting or waiver thereof.



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     Section 7.     Notice of Meetings.  A notice shall be effective if
(i) it is mailed to each director at least three days before the date of the meeting, (ii) it is sent by telegraph, cable or other form of recorded communications or delivered personally or by telephone on such shorter notice, not less than six hours before the meeting, as the person or persons calling the meeting deem appropriate in the circumstances or (iii) in the case of a meeting held in accordance with
Article II, Section 9, the notice is sent by telegraph, cable or other form of recorded communications or delivered personally or by telephone on such shorter notice, not less than three hours before the meeting, as the person or persons calling the meeting deem appropriate in the circumstances. Notices shall be given to each director at the address which he has furnished to the Secretary as the address for such notices.

     Notice of a regular meeting of the Board need not be given if the Board has previously fixed the time and place of such meeting.

     Section 8. Quorum and Manner of Acting. Except as otherwise provided by law or in these By-laws, one-third of the entire Board shall be present to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board.

     Section 9. Action by Communications Equipment. Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     Section 10. Action by Consent. Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or committee consent in writing to the adoption of a resolution authorizing the action.

     Section 11. Organization. At each meeting of the Board, one of the following shall act as chairman of the



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meeting and shall preside thereat, in the following order of precedence:

          (a)  the Chairman;
          (b)  any President;
          (c)  any Vice-Chairman; or
          (d) any other director chosen by a majority of the directors present.

     Section 12. Compensation. For services as a member of the Board and any committee thereof, every director shall receive such compensation, attendance fees and other allowances as the Board may determine.



                         ARTICLE III

                         Committees

     Section 1. Executive Committee. The Board, by resolution adopted by a majority of the entire Board, shall designate an Executive Committee, consisting of the Chairman and four or more other directors. The chief executive officer shall serve as chairman of the Executive Committee.

     Subject to any limitations prescribed by law or by the Board, the Executive Committee shall have and may exercise, when the Board is not in session, all the powers of the Board.

     Section 2. Other Committees. The Board, by resolution adopted by a majority of the entire Board, may designate from among its members other committees, each consisting of three or more directors. Subject to any limitations prescribed by law, each committee shall have such authority as the Board may determine.

     Section 3. Quorum and Manner of Acting. Unless the Board otherwise provides, a majority of a committee of the Board shall be present to constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at the time of the vote, if a quorum is present at such time, shall be the act of such committee.



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     Section 4.     Procedure.  Unless the Board otherwise provides,
each committee of the Board may adopt such rules as it may see fit with respect to the calling of its meetings, the procedures to be followed thereat, and its functioning generally. Each committee shall report its actions to the Board.

     Section 5. Changes in Committees. Except as otherwise provided in these By-laws, the Board at any time may, by resolution adopted by a majority of the entire Board, with or without cause, change or remove the members of, fill vacancies in, and discharge any committee of the Board.



                         ARTICLE IV

                         Officers

     Section 1. Number. The officers of the Corporation shall be a Chairman, one or more Presidents and Vice-Presidents, a Treasurer, a Secretary, and a Controller and may include one or more Vice-Chairmen. A chief executive officer shall be designated by the Board from among the officers.

     Section 2. Election and Term of Office. Each officer shall be elected by the Board and shall hold office until the meeting of the Board following the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier retirement, resignation or removal. The Chairman, and any President or Vice-Chairman shall be chosen from among the directors.

     Section 3. Removal and Vacancies. Any officer may be removed at any time with or without cause by the Board. A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election or appointment to such office.

     Section 4. Subordinate and Assistant Officers. The Corporation may have such subordinate and assistant officers as the Board may appoint. Each such officer shall hold



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office at the pleasure of, and may be removed at any time with or without cause by, the Board. Such officers may include one or more Regional Vice-Presidents, Assistant Vice-Presidents, Assistant Treasurers, Assistant Secretaries, and Assistant Controllers.

     Section 5. Duties. Each officer shall have such authority and shall perform such duties as may be assigned by the Board, the Chairman, a President or a Vice-Chairman or as shall be conferred or required by law or these By-laws or as shall be incidental to the office.




                         ARTICLE V

                      Indemnification

     The Corporation shall, to the fullest extent permitted by law, indemnify each of its past, present and future directors, officers and employees and their heirs, executors and administrators (collectively, the "indemnitees") for any and all costs and expenses resulting from or relating to any suit or claim arising out of, or alleged to arise out of, past or future service to the Corporation or to another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the Corporation's request.

     Without limiting the generality of the foregoing, (i) the costs and expenses for which each indemnitee shall, as a matter of right, be entitled to indemnification shall include all costs and expenses incurred by the indemnitee in the defense or settlement of, or in the satisfaction of any order or judgment entered in, any suit or claim (including any suit or claim brought or alleged to be brought in the right of the Corporation to procure a judgment in its favor) arising out of, or alleged to arise out of, any act or failure to act by the indemnitee as a director, officer or employee of, or in any service to, the Corporation or to another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the Corporation's request, (ii) the stockholders or the Board of the Corporation are authorized to, by a resolution of the stockholders or the Board, as the case may be, indemnify the



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indemnitees for costs and expenses, and (iii) the Corporation may, to the extent authorized by resolution of the Board or the stockholders, enter into agreements with indemnitees to indemnify them for costs and expenses; provided, however, that no indemnification may be made to or on behalf of any director, officer, employee or other indemnitee if a judgment or other final adjudication adverse to the director, officer, employee or other indemnitee establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, and provided further that the foregoing proviso shall prohibit such indemnification only to the extent that such indemnification is prohibited by Sec. 721 of the New York Business Corporation Law.

     As used in this Article V,

          (a) "costs and expenses" means any and all costs, expenses and liabilities incurred by an indemnitee, including but not limited to
(i) attorney's fees, (ii) amounts paid in settlement of, or in the satisfaction of any order or judgment in, any suit or claim and (iii) fines, penalties and assessments asserted or adjudged in any suit or claim.

          (b) "suit or claim" means any and all suits, claims, actions, investigations or proceedings, and threats thereof, whether civil, criminal or administrative, heretofore or hereafter instituted or asserted.



                         ARTICLE VI

                  Miscellaneous Provisions

     Section 1. Transfer of Shares. Shares of stock of the Corporation shall be transferred only on the books of the Corporation by the record holder thereof, in person or by his attorney or legal representative thereunto duly authorized in writing, upon surrender of certificates for a like number or shares, except as otherwise required by law.



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     Section 2.     Regulations as to Stock Certificates.  The Board,
the Chairman, a President, a Vice-Chairman or the Secretary may make all such rules and regulations as it or such officer may deem advisable concerning the issue, transfer, registration or replacement of certificates for shares of stock of the Corporation.

     Section 3. Stockholder Inspection Rights. A stockholder shall have the right to inspect any book, record or document of the Corporation to the extent that such right is conferred by provisions of the New York Business Corporation Law or is authorized by the Board or the Chairman.

     Section 4. Corporate Seal. The Corporation shall have a suitable seal, containing the name of the Corporation. The Secretary shall have custody of the seal, but he may authorize others to keep and use a duplicate seal.

     Section 5. Definitions. As used herein, the following terms have the following meanings:

          "Board" means the Board of Directors of the Corporation.

          "Chairman" means the Chairman of the Board of Directors.

          "Corporation" means Union Carbide Corporation, a
          New York Corporation.

          "Entire Board" means the total number of directors the Corporation would have if there were no vacancies. It does not mean the maximum number of directors authorized by these By-laws unless the Board has fixed the number of directors at 19.

          "Vice-Chairman" means a Vice-Chairman of the Board of Directors.

          "Vice-President" includes any Executive Vice-
          President, any Senior Vice-President, and any



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          other officer of the Corporation who is a Vice-
          President however designated.



                         ARTICLE VII

                         Amendments

     The By-laws may be adopted, amended or repealed by the stockholders, or by the Board by a vote of a majority of the entire Board.


See Proposal 3 of the corporation's proxy statement for the annual meeting of stockholders held on April 28, 1999 regarding a shareholder proposal to add a bylaw to the bylaws of the corporation regarding Shareholder Rights Plans approved by the shareholders at the annual meeting held on April 28, 1999.


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